UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

June 28, 2004

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

The board of directors of Ascendant Solutions, Inc. has elected Anthony J. LeVecchio to serve as a Class B director and appointed him to serve on the Audit Committee effective June 28, 2004. As a Class B director, Mr. LeVecchio’s term will expire at the Annual Meeting of Stockholders in 2007.

Mr. LeVecchio has been the President and Owner of The James Group, Inc., a general business consulting firm, since 1988. Mr. LeVecchio currently serves as director, advisor, and executive of private and public companies in a variety of industries. He currently serves on the Board of Directors of Microtune, Inc., a Dallas-based semiconductor company that is listed on the Nasdaq National Market, and serves as the Chairman of its Audit Committee.

Prior to forming his own company in 1988, Mr. LeVecchio was the Senior Vice President and Chief Financial Officer for VHA Southwest Inc., a regional healthcare system, where he structured the corporate financing plans for the company and its four subsidiaries. From 1983 to 1985, he was the Vice President and Chief Financial Officer for Philips Information Systems, an office automation company. His responsibilities included all treasury and controller duties, MIS development and operations, business planning, and domestic and international distribution. Prior to 1983, Mr. LeVecchio held several financial management positions with Exxon Office Systems and Xerox Corporation.

Mr. LeVecchio received a Bachelor of Economics degree and a Masters of Business Administration degree in Finance from Rollins College, Winter Park, FL.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: June 28, 2004	By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer, President and
Chief Financial Officer

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